David T.
  Thomson P.C. _________________________________Certified Public Accountant






Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

I have read the "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" paragraphs contained in Grafix2Go, Inc.'s Registration Statement on Form SB-2/A-4. I agree with the statements made therein except I have no basis on which to agree or disagree with the statements made regarding Mantyla McReynolds LLC.

Very truly yours,


/s/ David T. Thomson, P.C.
David T. Thomson P.C.
February 6, 2004
















           P.O. Box 571605 - Murray, Utah 84157   (801) 966-9481